UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2015

   HCSB FINANCIAL CORPORATION

(Exact Name of Registrant As Specified in Its Charter)

   South Carolina

(State or Other Jurisdiction of Incorporation)

000-26995	57-1079444
(Commission File Number)	(I.R.S. Employer Identification No.)

3640 Ralph Ellis Blvd, Loris, South Carolina	29569
(Address of Principal Executive Offices)	(Zip Code)

   (843) 756-6333

(Registrant’s Telephone Number, Including Area Code)

   Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2015 Annual Meeting of Shareholders of HCSB Financial Corporation (the “Company”) was held on May 19, 2015 at the Center for Health and Fitness at 3207 Casey Street, Loris, South Carolina. Of the 3,816,340 shares of the Company’s common stock outstanding, at the Annual Meeting there were present in person or by proxy 2,168,189 shares of common stock, representing approximately 56.81% of the total outstanding eligible votes. The shareholders of the Company voted: (1) to elect two Class I members to the Board of Directors; (2) to ratify the appointment of Elliott Davis Decosimo, LLC as the Company’s independent registered public accountants for the fiscal year ended December 31, 2015; and (3) to approve an advisory resolution to approve the compensation of the Company’s named executive officers.

1.	To elect two Class I members to the Board of Directors:

Class I:	For	Withheld	Broker Non-Vote
D. Singleton Bailey	1,793,775	69,312	305,102
James R. Clarkson	1,811,668	51,419	305,102

The other directors that continued in office after the meeting are as follows:

Class II:
Michael S. Addy
Clay D. Brittain, III

Class III:
Johnny C. Allen
Tommie W. Grainger
Gwyn G. McCutchen, D.D.S.

2.	To ratify the appointment of Elliott Davis Decosimo, LLC as the Company’s independent registered public accountants:

For	Against	Abstain
2,125,385	30,621	12,183

3.	To approve an advisory resolution to approve the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Vote
1,701,826	90,909	70,352	305,102

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCSB FINANCIAL CORPORATION

Dated: May 22, 2015	By: /s/ James R. Clarkson
Name: James R. Clarkson
Title: Chief Executive Officer